EXHIBIT 99.9
Rights Certificate Number:_________
Number of Rights: ________

RAVE RESTAURANT GROUP, INC.

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Shares of Common Stock
of Rave Restaurant Group, Inc.
Subscription Price: $[_____] per Share

SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., DALLAS, TEXAS, TIME, ON [______________], 2017, UNLESS EXTENDED BY THE COMPANY FOR UP TO 30 DAYS

Dear Stockholder:

As the registered owner of this Rights Certificate, you are the owner of the number of subscription rights shown above. You have been issued, at no charge, one subscription right for each share of common stock that you held on August 1, 2017. The subscription rights entitle you to subscribe for shares of common stock, par value $0.01 per share, of Rave Restaurant Group, Inc. (the “Company”). Each subscription right will entitle the holder to purchase [____] shares of our common stock (the “Basic Subscription Right”) at the subscription price of $[___] per share (the “Subscription Price”). If you subscribe for all of the shares available pursuant to the Basic Subscription Right, you are also entitled to subscribe for additional shares (subject to pro-ration) at the Subscription Price (the “Over-Subscription Right”). For a more complete description of the terms and conditions of these subscription rights, please refer to the Prospectus and the “Instructions as to Use of Rights Certificates” accompanying this Rights Certificate.

THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE.

You have four choices:

1.	You can subscribe for all of the shares underlying the number of rights listed at the top of this page;
2.	You can subscribe for less than all of the shares underlying the number of rights listed above, and allow the rest of your subscription rights to expire;
3.	If you have subscribed for all of such shares (exercised your Basic Subscription Right in full), then you can also subscribe for additional shares of common stock, subject to an allocation process as described in the Prospectus; or
4.	If you do not want to purchase any shares, you can disregard this material.

To subscribe for any number of shares, full payment of the Subscription Price is required for each share of common stock you are subscribing for (including under the Over-Subscription Right). You must complete the reverse side of this form to subscribe for new shares.

Date: [_________________], 2017

RAVE RESTAURANT GROUP, INC.

By:
Name: [____________________]
Title: [_______  _____________]

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Deliver by mail, hand or overnight courier to:

Securities Transfer Corporation
2901 North Dallas Parkway, Suite 380
Plano, Texas 75093
(469) 633-0101

Delivery other than in the manner or to the address listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

If you wish to subscribe for shares pursuant to your Basic Subscription Right in full or a portion thereof:

I subscribe for ____________ shares x $[____] = $______________________
(Line 1)

If you subscribed for your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to the Over-Subscription Right:

I subscribe for ____________ shares x $[____] = $______________________
(Line 2)

Total amount of payment enclosed (sum of line 1 and line 2): $______________________

I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

______________________________________________
Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

If you wish to have your shares delivered to an address other than that shown on front, your signature must be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guaranteed: __________________________________________________________

(Name of Bank or Firm)

__________________________________________________________
(Signature of Officer)

FOR INSTRUCTIONS ON THE USE OF THE RIGHTS CERTIFICATES, CONSULT SECURITIES TRANSFER CORPORATION, THE SUBSCRIPTION AGENT, AT THE ADDRESS OR TELEPHONE NUMBER INDICATED ABOVE.

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Method of Payment (Check One)

[_]	Uncertified personal check, payable to “Securities Transfer Corporation, as Subscription Agent.” Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.
[_]	Certified check or bank check drawn on a U.S. bank or money order, payable to “Securities Transfer Corporation, as Subscription Agent.”
[_]	Wire transfer of immediately available funds directed to the account maintained by the Subscription Agent, Securities Transfer Corporation, at:
EagleBank:

ABA # 055003298

Account # 200280766

Account Name Securities Transfer Corporation as escrow agent for Rave Restaurant Group, Inc.

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of common stock that are subscribed for, or if the number of shares of common stock being subscribed for is not specified, the number of shares of common stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all shares of common stock that the undersigned has subscribed or over-subscribed for (such excess amount, the “Subscription Excess”), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction as soon as practicable after the expiration of the offering.

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